Exhibit 10.18

______, 2008
Hambrecht Asia Acquisition Corp.
13/F Tower 2
New World Tower
18 Queens Road Central
Hong Kong

Broadband Capital Management LLC
712 Fifth Avenue
New York, New York 10019

Re: Initial Public Offering

Gentlemen:

The undersigned, a purchaser of warrants exercisable for Ordinary Shares of Hambrecht Asia Acquisition Corp. (the “Company”), in consideration of Broadband Capital Management LLC (“Broadband”) entering into a letter of intent, dated [             ], 2007 (“Letter of Intent”), to underwrite an initial public offering (“IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XII hereof):

I. (1) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II. (1) Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

III. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate originates a Business Combination.

IV. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

V. The undersigned acknowledges and understands that Broadband and the Company will rely upon this agreementsand the representations and warranties set forth herein in proceeding with the IPO.

VI. [Intentionally Omitted]

VII. In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all Ordinary Shares owned by him prior to the IPO (the “Insider Shares”), if any, in accordance with the majority of the votes cast by the holders of the IPO Shares, and all Ordinary Shares acquired in or following the IPO in favor of a Business Combination.

VIII. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint _________ as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Broadband and appoint a substitute agent acceptable to each of the Company and Broadband within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

IX. As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, stock exchange, asset acquisition, reorganization or similar business combination, or control through contractual arrangements, of an operating business or businesses in the People’s Republic of China; (ii) “Ordinary Share” shall mean the ordinary share, par value $0.001 per share, of the Company; (iii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (iv) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of the Ordinary Shares owned by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; and (vii) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

X. This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

SHEA VENTURES LLC

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